EXHIBIT 23

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K into the Company's previously filed Registration Statement File No. 33-83958 and Registration Statement No. 33-86354.

/s/ Arthur Andersen

St. Louis, Missouri
November 19, 1998